Exhibit 99.1

Tornier Announces Preliminary Fourth Quarter and Full Year 2014 Revenue

Fourth Quarter Revenue Increases 11.3% to $92.8 Million

Full Year 2014 Revenue of $345.4 Million Represents 11.1% Growth

Fourth Quarter Extremities Revenue Grew 16.0% in Constant Currency Over Prior Year

AMSTERDAM, The Netherlands (January 12, 2015) — Tornier N.V. (NASDAQ:TRNX), a global medical device company focused on providing solutions to orthopaedic extremity surgeons, announced today preliminary, unaudited fourth quarter and full year 2014 revenue results. Revenue for the fourth quarter of 2014 increased to $92.8 million, representing growth compared to the year-ago quarter of 11.3% as reported and 14.6% in constant currency. For the full year 2014, revenue totaled $345.4 million, representing growth of 11.1% as reported and 11.3% in constant currency.

Fourth quarter 2014 revenue from the Company’s extremities product categories was $77.4 million, compared to $68.1 million in the same quarter a year ago, an increase of 13.6% as reported and 16.0% in constant currency. Fourth quarter 2014 revenue in the Company’s large joints and other product lines was $15.4 million, representing a change of 1.0% as reported and 8.1% in constant currency over the same quarter in 2013.

Revenue from the upper extremity joints and trauma category totaled $57.9 million in the fourth quarter of 2014, an increase of 22.9% in constant currency over the same quarter in 2013. This growth was led by the Aequalis Ascend family of shoulder joint replacement products, which continued to gain global surgeon acceptance.

Revenue from the lower extremity joints and trauma category totaled $15.9 million in the fourth quarter of 2014, a decrease of 1.0% in constant currency over the prior year quarter. Strong sales growth from the Company’s ankle arthritis products, including the Salto, Salto-Talaris and Salto-Talaris XT total ankle arthroplasty systems, was more than offset by lower sales of core foot fixation products.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We ended the year with an excellent fourth quarter led by the strength of our sales force that drove continued adoption of the Aequalis Ascend Flex shoulder system and growth in our ankle arthritis portfolio. Looking to 2015, we are well positioned with our sales force now transitioned to dedicated upper and lower extremities, along with ongoing rep education and certification programs. We also have made excellent progress with our product pipeline and look forward to the launch of several new products in 2015.”

Mr. Mowry added, “Our proposed merger with Wright Medical Group continues to progress as planned. We believe the combination of the companies creates the premier high growth extremities and biologics company. Together, the new company will be able to achieve and sustain above market revenue growth while accelerating our path to profitability.”

Tornier plans to report its final full financial results and provide more detail for its fourth quarter and full year of 2014 after the market closes on Thursday, February 19, 2015 to be followed by its quarterly conference call at 4:30 p.m. eastern time that day.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “preliminary,” “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “look forward,” “future,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include the preliminary and unaudited revenue results for fourth quarter and full year of 2014, Tornier’s expectations for continued momentum in its extremities business, anticipated benefits of its proposed merger with Wright Medical Group, Inc., including the anticipated ability of the combined company to achieve and sustain above market revenue growth while accelerating its path to profitability, and the expected timing of Tornier’s final and full financial results for the fourth quarter and full year of 2014. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, risks that Tornier’s final revenue results will deviate from the preliminary revenue results in this release; risks relating to Tornier’s proposed merger with Wright Medical Group, Inc., including the timing of the transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resource; and other risks and uncertainties, including Tornier’s future operating results and financial performance; Tornier’s reliance on its independent sales agencies and distributors to sell its products and the effect on its business and operating results of agency and distributor changes, transitions to direct selling models in certain geographies and the recent transition of its U.S. sales channel towards focusing separately on upper and lower extremity products; risks associated with Tornier’s acquisition of OrthoHelix and subsequent integration activities; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates and product recalls; competitor activities; Tornier’s manufacturing capacity; Tornier’s leverage and access to credit under its credit agreement; and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended December 29, 2013, subsequent quarterly reports on Form 10-Q and registration statement on Form S-4 filed in connection with its proposed merger with Wright. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on providing solutions to surgeons who treat musculoskeletal injuries and disorders of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 95 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Tornier®, Aequalis®, Aequalis Ascend®, Aequalis Ascend® Flex™ and Salto Talaris®

are trademarks of Tornier N.V and its subsidiaries, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Selected Preliminary Revenue Information

(in thousands)

	Three months ended			Year ended
	(unaudited)			(unaudited)
	December 28, 2014	December 29, 2013	Percent change	December 28, 2014	December 29, 2013	Percent change
Preliminary revenue by product category
Upper extremity joints and trauma	$57,875	$48,199	20.1%	$213,720	$184,457	15.9%
Lower extremity joints and trauma	15,893	16,233	-2.1%	59,249	58,747	0.9%
Sports medicine and biologics	3,625	3,701	-2.1%	14,174	14,752	-3.9%

Total extremities	77,393	68,133	13.6%	287,143	257,956	11.3%
Large joints and other	15,410	15,259	1.0%	58,210	53,003	9.8%

Total	$92,803	$83,392	11.3%	$345,353	$310,959	11.1%

Preliminary revenue by geography
United States	$54,121	$47,860	13.1%	$199,686	$182,104	9.7%
International	38,682	35,532	8.9%	145,667	128,855	13.0%

Total	$92,803	$83,392	11.3%	$345,353	$310,959	11.1%

Tornier N.V.

Reconciliation of Preliminary Revenue to Preliminary Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three months ended
	(unaudited)
	December 28, 2014			December 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Preliminary revenue by product category
Upper extremity joints and trauma	$57,875	$1,366	$59,241	$48,199	22.9%
Lower extremity joints and trauma	15,893	183	16,076	16,233	-1.0%
Sports medicine and biologics	3,625	119	3,744	3,701	1.2%

Total extremities	77,393	1,668	79,061	68,133	16.0%
Large joints and other	15,410	1,082	16,492	15,259	8.1%

Total	$92,803	$2,750	$95,553	$83,392	14.6%

Preliminary revenue by geography
United States	$54,121	$—	$54,121	$47,860	13.1%
International	38,682	2,750	41,432	35,532	16.6%

Total	$92,803	$2,750	$95,553	$83,392	14.6%

	Year ended
	(unaudited)
	December 28, 2014			December 29, 2013
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Preliminary revenue by product category
Upper extremity joints and trauma	$213,720	$704	$214,424	$184,457	16.2%
Lower extremity joints and trauma	59,249	137	59,386	58,747	1.1%
Sports medicine and biologics	14,174	41	14,215	14,752	-3.6%

Total extremities	287,143	882	288,025	257,956	11.7%
Large joints and other	58,210	(75)	58,135	53,003	9.7%

Total	$345,353	$807	$346,160	$310,959	11.3%

Preliminary revenue by geography
United States	$199,686	$—	$199,686	$182,104	9.7%
International	145,667	807	146,474	128,855	13.7%

Total	$345,353	$807	$346,160	$310,959	11.3%

Tornier believes the non-GAAP financial measures presented in this release provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue as determined in accordance with GAAP. The calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, Tornier has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Wright and Tornier that also constitutes a preliminary prospectus of Tornier. The registration statement is not complete and will be amended. Once finalized, Wright and Tornier will make the final joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the final joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie D. Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s respective shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 27, 2014 and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 29, 2013, which was filed with the SEC on February 21, 2014, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

CONTACT:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com